CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of TV Channels Network Inc. of our report dated 28th March 2025 relating to the Financial Statements of TV Channels Network Inc. for the year ended December 31, 2024 and December 31, 2023, which appears in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Suri & Co., Chartered Accountants

Suri & Co., Chartered Accountants

No.2A1, Gundecha Onclave, Kherani road, Saki Naka, Andheri (East), Mumbai 400 072

Date: May 20, 2025

Place: Mumbai, India